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                                                                     EXHIBIT 4.4

[LETTERHEAD OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.]

                                LETTER OF CONSENT

To: APF Energy Trust
    The Board of Directors of APF Energy Inc.

Dear Sirs:

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated August 18, 2003 (the "Registration Statement"). We hereby consent to the use of our name and references to excerpts from our reports:

     (a) dated February 10, 2003 and effective January 1, 2003 evaluating 92% of the established reserves attributable to the properties of APF Energy Inc. and APF Energy Limited Partnership and including a mechanical update to January 1, 2003 of the additional 8% of the established reserves of APF Energy Inc., being the Paddle River Property, based on estimates effective July, 2002 produced to us by APF Energy Inc.; and

     (b) dated October 30, 2002 and effective October 1, 2002 and evaluating the reserves attributable to the properties of Hawk Oil Inc.,

the reports of the reserves attributable to the properties of APF Energy Inc., being incorporated by reference in the Registration Statement.

                                    Yours truly,

                                    GILBERT LAUSTSEN JUNG
                                    ASSOCIATES LTD.

                                    ORIGINALLY SIGNED BY

                                    Dana B. Laustsen, P. Eng.
                                    Executive Vice-President

August 18, 2003
Calgary, Alberta
Canada